EXHIBIT 99.1

TRITON PCS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2002	March 31, 2003
	(unaudited)	(unaudited)
	As restated, see Note 7	As restated, see Note 7
ASSETS:
Current assets:
Cash and cash equivalents	$212,450	$210,884
Accounts receivable, net of allowance for doubtful accounts of $7,008 and $3,820, respectively	68,213	58,738
Accounts receivable—roaming partners	23,037	26,714
Inventory, net	28,510	21,122
Prepaid expenses	8,767	13,197
Other current assets	6,578	6,728

Total current assets	347,555	337,383
Property and equipment:
Land	377	377
Network infrastructure and equipment	1,004,323	1,040,001
Furniture, fixtures and computer equipment	89,208	88,526
Capital lease assets	8,454	8,454
Construction in progress	37,647	20,907

	1,140,009	1,158,265
Less accumulated depreciation	(343,506)	(376,538)

Net property and equipment	796,503	781,727
Intangible assets, net	395,249	394,148
Investment in and advances to non-consolidated entities	72,019	72,026
Other long-term assets	6,767	6,966

Total assets	$1,618,093	$1,592,250

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$83,650	$77,594
Accrued payroll and related expenses	16,282	10,945
Accrued expenses	5,999	7,489
Current portion of long-term debt	17,169	18,095
Deferred revenue	19,548	19,782
Deferred gain on sale of property and equipment	1,190	1,190
Accrued interest	20,637	21,349
Other current liabilities	10,468	12,126

Total current liabilities	174,943	168,570
Long-term debt:
Bank credit facility	192,579	187,556
Senior subordinated debt	1,219,720	1,233,650
Capital lease obligations	964	697

Total long-term debt	1,413,263	1,421,903
Deferred income taxes	35,609	38,117
Deferred revenue	3,051	3,380
Fair value of derivative instruments	23,819	21,257
Deferred gain on sale of property and equipment	27,072	26,775

Total liabilities	1,677,757	1,680,002
Commitments and contingencies	—	—
Stockholder’s deficit:
Common stock, $0.01 par value, 1,000 shares authorized; 100 shares issued and outstanding as of December 31, 2002 and March 31, 2003	—	—
Additional paid-in capital	741,872	739,444
Accumulated deficit	(721,523)	(756,335)
Accumulated other comprehensive loss	(5,459)	(4,030)
Deferred compensation	(74,554)	(66,831)

Total stockholder’s deficit	(59,664)	(87,752)

Total liabilities and stockholder’s deficit	$1,618,093	$1,592,250

See accompanying notes to financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	March 31,
	2002	2003
	(unaudited)	(unaudited)
	As restated, see Note 7	As restated, see Note 7
Revenues:
Service revenues	$115,533	$133,507
Roaming revenues	35,126	42,771
Equipment revenues	6,039	12,183

Total revenue	156,698	188,461
Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $25,820 and $30,227, and excluding noncash compensation of $939 and $888 for the three months ended March 31, 2002 and 2003, respectively)	47,882	58,001
Cost of equipment	16,140	23,751
Selling, general and administrative (excluding depreciation of $4,300 and $4,297 and excluding noncash compensation of $4,409 and $4,350 for the three months ended March 31, 2002 and 2003, respectively)	56,624	59,231
Termination benefits and other related charges	—	2,155
Non-cash compensation	5,348	5,238
Depreciation	30,120	34,524
Amortization	1,265	1,129

Income (loss) from operations	(681)	4,432
Interest expense, net of capitalized interest	(35,182)	(37,511)
Other expense	(461)	(418)
Interest and other income	4,944	1,729

Loss before taxes	(31,380)	(31,768)
Income tax provision	(17,445)	(3,044)

Net loss	(48,825)	(34,812)
Other comprehensive income, net of tax:
Unrealized gain on derivative instruments	2,055	1,429

Comprehensive loss	$(46,770)	$(33,383)

See accompanying notes to financial statements.

TRITON PCS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,
	2002	2003
	(unaudited)	(unaudited)
	As restated, see Note 7	As restated, see Note 7
Cash flows from operating activities:
Net loss	$(48,825)	$(34,812)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	31,385	35,653
Deferred income taxes	17,445	2,508
Accretion of interest	12,803	14,252
Loss on equity investment	455	418
Bad debt expense	2,547	2,516
Non-cash compensation	5,348	5,238
Gain on derivative instruments	(3,202)	(1,133)
Change in operating assets and liabilities:
Accounts receivable	(4,413)	3,282
Inventory	8,268	7,388
Prepaid expenses and other current assets	(2,734)	(4,580)
Intangible and other assets	487	(30)
Accounts payable	(11,700)	5,531
Accrued payroll and liabilities	(4,299)	(3,847)
Deferred revenue	1,682	563
Accrued interest	1,173	712
Other liabilities	(159)	1,361

Net cash provided by operating activities	6,261	35,020

Cash flows from investing activities:
Capital expenditures	(40,514)	(18,863)
Net investment in and advances to non-consolidated entity	(9,264)	(425)
Proceeds from sale of property and equipment, net	26	31
Other	(19)	(80)

Net cash used in investing activities	(49,771)	(19,337)

Cash flows from financing activities:
Payments under credit facility	(3,125)	(3,845)
Change in bank overdraft	(13,177)	(12,920)
Capital contributions from parent	241	57
Payment of deferred financing costs	(1,253)	(22)
Advances to related party, net	(30)	—
Principal payments under capital lease obligations	(541)	(519)

Net cash used in financing activities	(17,885)	(17,249)

Net decrease in cash and cash equivalents	(61,395)	(1,566)
Cash and cash equivalents, beginning of period	371,088	212,450

Cash and cash equivalents, end of period	$309,693	$210,884

Cash paid for interest expense	$22,416	$23,225
Non-cash investing and financing activities:
Capital expenditures included in accounts payable	$12,429	$8,595
Deferred stock compensation	(1,018)	(2,485)
Change in fair value of derivative instruments acting as hedges	2,055	1,429

See accompanying notes to financial statements.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2003

(1)    Basis of Presentation

The accompanying consolidated financial statements are unaudited and have been prepared by management. In the opinion of management, these consolidated financial statements contain all of the adjustments, consisting of normal recurring adjustments, necessary to present fairly, in summarized form, the financial position and the results of operations of Triton PCS, Inc. (“Triton”). The results of operations for the three months ended March 31, 2003 may not be indicative of the results that may be expected for the year ending December 31, 2003. The financial information presented herein should be read in conjunction with the consolidated financial statements for the year ended December 31, 2002, which include information and disclosures not included herein.

Triton is a wholly-owned subsidiary of Triton PCS Holdings, Inc. (“Holdings”). Triton PCS Operating Company L.L.C., Triton PCS License Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Property Company L.L.C., Triton PCS Holdings Company L.L.C., Triton Management Company, Inc., Triton PCS Investment Company L.L.C. and Triton PCS Finance Company Inc. are each wholly-owned subsidiaries of Triton.

The consolidated financial statements include the accounts of Triton and its wholly-owned subsidiaries (collectively, the “Company”). All significant intercompany accounts or balances have been eliminated in consolidation.

Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

Stock Compensation

The Company accounts for Holdings’ stock compensation under the intrinsic value method of APB Opinion 25. Pro forma compensation expense is calculated for the fair value of the stock compensation using the Black-Scholes model for stock issued under Holding’s employee stock purchase plan. Assumptions, for the quarter ended March 31, 2003 include an expected life of three months, weighted average risk-free interest rate of 1.2%, dividend yield of 0.0% and expected volatility of 150%. For the quarter ended March 31, 2002, assumptions include an expected life of three months, weighted average risk-free interest rate of 1.7%, dividend yield of 0.0% and expected volatility of 42%. Had compensation expense for grants of stock-based compensation been determined consistent with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” the pro forma net loss and per share net loss would have been:

	March 31,
	(As restated)
	2002	2003
	(Dollars in thousands)
Net loss as reported	$(48,825)	$(34,812)
Add: stock-based employee compensation expense included in reported net loss, net of related tax effects	5,348	5,238
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(5,398)	(5,262)
Pro forma net loss	(48,875)	(34,836)

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(2)    New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Obligations Associated with the Retirement of Long-Lived Assets.” SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and capitalize that amount as part of the book value of the long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. This statement is effective for financial statements for fiscal years beginning after June 15, 2002. The Company has certain legal obligations, principally related to its leased cell site properties, which fall within the scope of SFAS No. 143. These legal obligations include obligations to remediate leased property on which cell sites are located. In conjunction with the adoption of SFAS No. 143 effective January 1, 2003, the Company did not record asset retirement obligations for network infrastructure assets subject to the provisions of this statement as the fair value of the obligations could not reasonably be estimated. The Company believes that uncertainty as to the eventual settlement of legal obligations exists due to trends in the wireless communications industry, including the rapid growth in minutes of use on wireless networks, increasing subscriber penetration and deployment of advanced wireless data technologies, such as GSM/GPRS. Therefore, these factors increase the probability that third parties would not contractually enforce their remediation rights related to the sites. Based on the combination of these industry trends and the Company’s limited experience in removing sites, it is not probable that any sites will be removed in the foreseeable future and require remediation. Therefore, sufficient information to estimate a range of potential settlement dates is not available. In accordance with SFAS No. 143, the Company will not recognize a liability until such information becomes known.

In January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to existing entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company is currently evaluating the impact of FIN 46 on its financial statements and related disclosures, but does not believe that this statement will have a material impact on its financial position or results of operations.

In February 2003, the Emerging Issues Task Force issued EITF 00-21 “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 primarily addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, it addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting. In applying EITF 00-21, separate contracts with the same entity or related parties that are entered into at or near the same time are presumed to have been negotiated as a package and should, therefore, be evaluated as a single arrangement in considering whether there are one or more units of accounting. That presumption may be overcome if there is sufficient evidence to the contrary. EITF 00-21 also addresses how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. The provisions of EITF 00-21 are effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company is currently evaluating the impact, if any, this statement will have on its financial position or results of operations.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

(3)    Stock Compensation

Restricted Stock

During the three months ended March 31, 2003, certain employees, who resigned their employment with the Company, forfeited approximately $2.5 million of deferred compensation and in doing so returned 16,947 shares of Holdings’ restricted Class A common stock to a common stock trust, established for grants of common stock to management, employees and independent directors, and forfeited another 83,532 shares of restricted Class A common stock which were issued under Holdings’ Stock Incentive Plan.

Employee Stock Purchase Plan

Holdings has an Employee Stock Purchase Plan (the “Plan”), which is currently suspended, pursuant to which employees may purchase shares of Holdings’ Class A common stock. Under the terms of the Plan, Holdings’ stock plan committee establishes offering periods during each calendar year in which employees can participate. The purchase price is determined at the discretion of the stock plan committee, but shall not be less than the lesser of: (i) eighty-five percent (85%) of the fair market value of the Class A common stock on the first business day of each offering period; or (ii) eighty-five percent (85%) of the fair market value of the Class A common stock on the last business day of the offering period. Holdings issued 36,504 shares of Class A common stock, at a per share price of $1.57 in January 2003. Following this issuance, Holdings has 440 shares available under the Plan.

(4)    Credit Facility

Triton is party to a bank credit facility. On February 26, 2003, Triton entered into a fifth amendment to the second amended and restated credit agreement to extend the availability period for draws on Tranche E from March 8, 2003 to June 8, 2003. Triton did not incur any fees related to this extension. As of March 31, 2003, the Company had $204.1 million of outstanding borrowings under its bank credit facility.

See Note (6), “Subsequent Events”, for additional events relating to the bank credit facility.

(5)    Termination Benefits and Other Related Charges

In January 2003, the Company completed a streamlining of its operations, which consolidated operations functionally from a more decentralized structure and resulted in the termination of 157 positions and the elimination of 13 unfilled positions, or 8% of the workforce. In addition, 14 employees were relocated as a result of the streamlining. The workforce reduction resulted in $2.2 million of expenses incurred during the three months ended March 31, 2003, consisting of $1.7 million for one-time termination benefits and $0.5 million for relocation and other related workforce reduction expenses. Approximately $0.4 million of additional costs are expected to be incurred throughout the remainder of 2003 as a result of the streamlining. As of March 31, 2003, $0.5 million of termination benefits were accrued related to future payments to be made through September 2003 to terminated employees. These costs were recognized in accordance with SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.”

(6)    Subsequent Event

On May 6, 2003, the Company entered into a sixth amendment to its second amended and restated credit agreement to reduce the credit facility from $415.3 million to $300.3 million. The reduction consisted of (i) a

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

decrease in the Tranche E term loan availability from $115.0 to $50.0 million and (ii) a $50.0 million pro-rata paydown of the outstanding credit facility. In addition to reducing the credit facility, the amendment changed certain restrictive financial covenants. The Company incurred approximately $0.3 million of fees related to this amendment. The Company was in compliance with all debt covenant requirements under the terms of the credit facility prior and subsequent to the amendment.

(7)    Restatement

On May 19, 2003, the Company revised its consolidated financial information for the three months ended March 31, 2002 and 2003 to reflect the recognition of deferred tax expense of $17.4 million and $2.5 million, respectively. The restatement is the result of the Company having to establish a valuation allowance against its deferred tax assets, as the Company is no longer able to reasonably estimate the period of reversal, if any, for deferred tax liabilities related to licensing costs as the result of the adoption of SFAS No. 142, which was adopted on January 1, 2002. As a result, Triton may not rely on the reversal of deferred tax liabilities associated with licensing costs as a means to realize Triton’s deferred tax assets, which primarily represent net operating loss carryforwards. Additionally, due to a lack of earnings history, Triton cannot rely, for accounting purposes, on forecasts of future earnings as a means to realize its deferred tax assets. Accordingly, Triton has determined that, pursuant to the provisions of SFAS No. 109, deferred tax valuation allowances are required on those deferred tax assets. This change, in accordance with Accounting Principles Board Opinion No. 20, in the Company’s deferred tax asset valuation allowance had no effect on cash, cash flow from operations, cash flow from investing activities, cash flow from financing activities, loss from operations or debt covenants. The effect on the financial statements is summarized below:

	March 31, 2003
	As Originally Reported	As Restated
	(in thousands)
Deferred income taxes	$11,935	$38,117
Total liabilities	1,653,820	1,680,002
Accumulated deficit	(730,153)	(756,335)
Total stockholders’ deficit	(61,570)	(87,752)

	Three months ended March 31, 2002		Three months ended March 31, 2003
	As Originally Reported	As Restated	As Originally Reported	As Restated
	(in thousands)
Income tax expense	$—	$17,445	$536	$3,044
Net loss	(31,380)	(48,825)	(32,304)	(34,812)
Comprehensive loss	(29,325)	(46,770)	(30,875)	(33,383)

(8)    Guarantor Financial Information

On June 13, 2003, Triton completed the private placement of its 8 1/2% notes due 2013 (“New Notes”) and received aggregate net proceeds of approximately $710.5 million. Triton used a portion of the proceeds from the sale of the New Notes to retire its old senior credit facility and entered into a new revolving credit facility with a group of lenders pursuant to which such lenders agreed to provide it with up to $100.0 million in revolving loans.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

The New Notes and Triton’s obligations under the new credit facility are guaranteed by all of Triton’s existing, wholly-owned, domestic subsidiaries other than Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (the indirect subsidiaries that hold Triton’s real estate interests and FCC licenses, respectively). Because Triton PCS Property Company L.L.C. and Triton PCS License Company L.L.C. (the “Non-Guarantors”) will not be guarantors under the new revolving credit facility, pursuant to the terms of the indentures governing Triton’s 11% senior subordinated discount notes due 2008, Triton’s 9 3/8 % senior subordinated notes due 2011 and Triton’s 8 3/4 % senior subordinated notes due 2011 (collectively, the “Subordinated Notes”), the Non- Guarantors were released from their guarantees of the Subordinated Notes. The guarantees of Triton’s existing domestic subsidiaries other than the Non-Guarantors (the “Guarantors”) with respect to the New Notes and the Subordinated Notes are full and unconditional and joint and several.

The following tables set forth condensed consolidating financial information of Triton (the “Parent Company”), the Guarantors and Non-Guarantors for the balance sheets as of December 31, 2002 and March 31, 2003, the statements of operations for the quarters ended March 31, 2002 and 2003 and the statements of cash flows for the quarters ended March 31, 2002 and 2003. During the periods presented, both the Guarantors and the Non-Guarantors guaranteed the Subordinated Notes on a full and unconditional, joint and several basis.

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

Consolidating Balance Sheet as of December 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$212,411	$39	$—	$—	$212,450
Accounts receivable, net of allowance for doubtful accounts	—	68,213	—	—	68,213
Accounts receivable—roaming partners	—	23,037	—	—	23,037
Inventory, net	—	28,510	—	—	28,510
Prepaid expenses	—	2,402	6,365	—	8,767
Intercompany receivable	345,532	—	—	(345,532)	—
Other current assets	327	6,251	—	—	6,578

Total current assets	558,270	128,452	6,365	(345,532)	347,555
Property and equipment:
Land	—	—	377	—	377
Network infrastructure and equipment	—	1,004,323	—	—	1,004,323
Furniture, fixtures and computer equipment	—	89,208	—	—	89,208
Capital lease assets	—	8,454	—	—	8,454
Construction in progress	—	37,647	—	—	37,647

	—	1,139,632	377	—	1,140,009
Less accumulated depreciation	—	(343,506)	—	—	(343,506)

Net property and equipment	—	796,126	377	—	796,503
Investment in subsidiaries	775,581	191,456	—	(967,037)	—
Intangible assets, net	6,603	18,132	370,514	—	395,249
Investment in and advances to non-consolidated entities	72,019	—	—	—	72,019
Other long-term assets	—	3,543	3,224	—	6,767

Total assets	$1,412,473	$1,137,709	$380,480	$(1,312,569)	$1,618,093

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$—	$47,301	$10,457	$—	$57,758
Bank overdraft liability	—	25,892	—	—	25,892
Accrued payroll and related expenses	—	16,282	—	—	16,282
Accrued expenses	—	5,999	—	—	5,999
Current portion of long-term debt	15,382	1,787	—	—	17,169
Deferred revenue	—	19,548	—	—	19,548
Deferred gain on sale of property and equipment	—	1,190	—	—	1,190
Accrued interest	20,637	—	—	—	20,637
Intercompany payable	—	202,574	142,958	(345,532)	—
Other current liabilities	—	10,468	—	—	10,468

Total current liabilities	36,019	331,041	153,415	(345,532)	174,943
Long-term debt:
Bank credit facility	192,579	—	—	—	192,579
Senior subordinated debt	1,219,720	—	—	—	1,219,720
Capital lease obligations	—	964	—	—	964

Total long-term debt	1,412,299	964	—	—	1,413,263
Deferred income taxes	—	—	35,609	—	35,609
Deferred revenue	—	3,051	—	—	3,051
Fair value of derivative instruments	23,819	—	—	—	23,819
Deferred gain on sale of property and equipment	—	27,072	—	—	27,072

Total liabilities	1,472,137	362,128	189,024	(345,532)	1,677,757
Commitments and contingencies	—	—	—	—	—
Stockholder’s equity (deficit):
Common stock, $0.01 par value, 1,000 shares authorized:
100 shares issued and outstanding as of December 31, 2002	—	—	—	—	—
Additional paid-in capital	741,872	1,239,109	392,922	(1,632,031)	741,872
Accumulated deficit	(721,523)	(463,528)	(201,466)	664,994	(721,523)
Accumulated other comprehensive loss	(5,459)	—	—	—	(5,459)
Deferred compensation	(74,554)	—	—	—	(74,554)

Total stockholder’s equity (deficit)	(59,664)	775,581	191,456	(967,037)	(59,664)

Total liabilities and stockholder’s equity (deficit)	$1,412,473	$1,137,709	$380,480	$(1,312,569)	$1,618,093

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

Consolidating Statement of Operations for the Three Months Ended March 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service revenues	$—	$115,533	$—	$—	$115,533
Roaming revenues	—	35,126	—	—	35,126
Equipment revenues	—	6,039	—	—	6,039

Total revenue	—	156,698	—	—	156,698
Expenses:
Cost of service	—	38,646	9,236	—	47,882
Cost of equipment	—	16,140	—	—	16,140
Selling, general and administrative	41	53,471	3,112	—	56,624
Non-cash compensation	—	5,348	—	—	5,348
Depreciation	—	30,120	—	—	30,120
Amortization	—	1,265	—	—	1,265

Income (loss) from operations	(41)	11,708	(12,348)	—	(681)
Interest expense	(35,119)	(63)	—	—	(35,182)
Other expense	(455)	(6)	—	—	(461)
Interest and other income	4,944	—	—	—	4,944

Income (loss) before taxes	(30,671)	11,639	(12,348)	—	(31,380)
Income tax provision	—	—	(17,445)	—	(17,445)

Net loss before equity in earnings of subsidiaries	(30,671)	11,639	(29,793)	—	(48,825)
Equity in earnings of subsidiaries	(18,154)	(29,793)	—	47,947	—

Net income (loss)	$(48,825)	$(18,154)	$(29,793)	$47,947	$(48,825)

Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2002

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(19,577)	$37,226	$(11,388)	$—	$6,261

Cash flows from investing activities:
Capital expenditures	—	(40,514)	—		(40,514)
Net investment in and advances to non-consolidated entity	(9,264)	—	—	—	(9,264)
Proceeds from sale of property and equipment, net	—	26	—	—	26
Other	—	(19)	—	—	(19)
Investment in subsidiaries	(16,950)	—	—	16,950	—
Dividends received	16,950	—	—	(16,950)	—
Net intercompany loans	(26,742)	—	—	26,742	—

Net cash provided by (used in) investing activities	(36,006)	(40,507)	—	26,742	(49,771)

Cash flows from financing activities:
Payments under credit facility	(3,125)	—	—	—	(3,125)
Change in bank overdraft	—	(13,177)	—	—	(13,177)
Capital contributions from parent	241	16,950	—	(16,950)	241
Payment of deferred financing costs	(1,253)	—	—	—	(1,253)
Repayments from (advances to) related party, net	—	(30)	—	—	(30)
Dividends paid	—	(16,950)	—	16,950	—
Principal payments under capital lease obligations	—	(541)	—	—	(541)
Net intercompany loans	—	15,354	11,388	(26,742)	—

Net cash used in financing activities	(4,137)	1,606	11,388	(26,742)	(17,885)

Net increase (decrease) in cash and cash equivalents	(59,720)	(1,675)	—	—	(61,395)
Cash and cash equivalents, beginning of period	369,413	1,675	—	—	371,088

Cash and cash equivalents, end of period	$309,693	$—	$—	$—	$309,693

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

Consolidating Balance Sheet as of March 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
ASSETS:
Current assets:
Cash and cash equivalents	$210,884	$—	$—	$—	$210,884
Accounts receivable, net of allowance for doubtful accounts	—	58,738	—	—	58,738
Accounts receivable—roaming partners	—	26,714	—	—	26,714
Inventory, net	—	21,122	—	—	21,122
Prepaid expenses	104	5,763	7,330	—	13,197
Intercompany receivable	326,157	—	—	(326,157)	—
Other current assets	152	6,576	—	—	6,728

Total current assets	537,297	118,913	7,330	(326,157)	337,383
Property and equipment:
Land	—	—	377	—	377
Network infrastructure and equipment	—	1,040,001	—	—	1,040,001
Furniture, fixtures and computer equipment	—	88,526	—	—	88,526
Capital lease assets	—	8,454	—	—	8,454
Construction in progress	—	20,907	—	—	20,907

	—	1,157,888	377	—	1,158,265
Less accumulated depreciation	—	(376,538)	—	—	(376,538)

Net property and equipment	—	781,350	377	—	781,727
Investment in subsidiaries	777,018	176,214	—	(953,232)	—
Intangible assets, net	6,279	17,275	370,594	—	394,148
Investment in and advances to non-consolidated entities	72,026	—	—	—	72,026
Other long-term assets	—	3,852	3,114	—	6,966

Total assets	$1,392,620	$1,097,604	$381,415	$(1,279,389)	$1,592,250

LIABILITIES AND STOCKHOLDER’S DEFICIT:
Current liabilities:
Accounts payable	$—	$66,444	$11,150		$77,594
Accrued payroll and related expenses	—	10,945	—	—	10,945
Accrued expenses	—	7,489	—	—	7,489
Current portion of long-term debt	16,560	1,535	—	—	18,095
Deferred revenue	—	19,782	—	—	19,782
Deferred gain on sale of property and equipment	—	1,190	—	—	1,190
Accrued interest	21,349	—	—	—	21,349
Intercompany payable	—	170,223	155,934	(326,157)	—
Other current liabilities	—	12,126	—	—	12,126

Total current liabilities	37,909	289,734	167,084	(326,157)	168,570
Long-term debt:
Bank credit facility	187,556	—	—	—	187,556
Senior subordinated debt	1,233,650	—	—	—	1,233,650
Capital lease obligations	—	697	—	—	697

Total long-term debt	1,421,206	697	—	—	1,421,903
Deferred income taxes	—	—	38,117	—	38,117
Deferred revenue	—	3,380	—	—	3,380
Fair value of derivative instruments	21,257	—	—	—	21,257
Deferred gain on sale of property and equipment	—	26,775	—	—	26,775

Total liabilities	1,480,372	320,586	205,201	(326,157)	1,680,002
Commitments and contingencies	—	—	—	—	—
Stockholder’s equity (deficit):
Common stock, $0.01 par value, 1,000 shares authorized;
100 shares issued and outstanding as of March 31, 2003	—	—	—	—	—
Additional paid-in capital	739,444	1,252,874	393,002	(1,645,876)	739,444
Accumulated deficit	(756,335)	(475,856)	(216,788)	692,644	(756,335)
Accumulated other comprehensive loss	(4,030)	—	—	—	(4,030)
Deferred compensation	(66,831)	—	—	—	(66,831)

Total stockholder’s equity (deficit)	(87,752)	777,018	176,214	(953,232)	(87,752)

Total liabilities and stockholder’s equity (deficit)	$1,392,620	$1,097,604	$381,415	$(1,279,389)	$1,592,250

TRITON PCS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

March 31, 2003

Consolidating Statement of Operations for the Three Months Ended March 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Revenues:
Service revenues	$—	$133,507	$—	$—	$133,507
Roaming revenues	—	42,771	—	—	42,771
Equipment revenues	—	12,183	—	—	12,183

Total revenue	—	188,461	—	—	188,461
Expenses:
Cost of service	—	47,926	10,075	—	58,001
Cost of equipment	—	23,751	—	—	23,751
Selling, general and administrative	26	56,466	2,739	—	59,231
Termination benefits and other related charges	—	2,155	—	—	2,155
Non-cash compensation	—	5,238	—	—	5,238
Depreciation	—	34,524	—	—	34,524
Amortization	—	1,129	—	—	1,129

Income (loss) from operations	(26)	17,272	(12,814)	—	4,432
Interest expense	(37,454)	(57)	—	—	(37,511)
Other expense	(418)	—	—	—	(418)
Interest and other income	1,729	—	—	—	1,729

Income (loss) before taxes	(36,169)	17,215	(12,814)	—	(31,768)
Income tax provision	—	(536)	(2,508)	—	(3,044)

Net income (loss) before equity in earnings of subsidiaries	(36,169)	16,679	(15,322)	—	(34,812)
Equity in earnings of subsidiaries	1,357	(15,322)	—	13,965	—

Net income (loss)	$(34,812)	$1,357	$(15,322)	$13,965	$(34,812)

Consolidating Statement of Cash Flows for the Three Months Ended March 31, 2003

(amounts in thousands)

	Parent Company	Subsidiary Guarantors	Subsidiary Non-Guarantors	Eliminations	Consolidated
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$(21,849)	$69,845	$(12,976)	$—	$35,020

Cash flows from investing activities:
Capital expenditures	—	(18,863)	—	—	(18,863)
Net investment in and advances to non-consolidated entity	(425)	—	—	—	(425)
Proceeds from sale of property and equipment, net	—	31	—	—	31
Other	—	—	(80)	—	(80)
Investment in subsidiaries	(13,765)	(80)	—	13,845	—
Dividends received	13,685	—	—	(13,685)	—
Net intercompany loans	—	(37,613)	—	37,613	—

Net cash provided by (used in) investing activities	(505)	(56,525)	(80)	37,773	(19,337)

Cash flows from financing activities:
Payments under credit facility	(3,845)	—	—	—	(3,845)
Change in bank overdraft	—	(12,920)	—	—	(12,920)
Capital contributions from parent	57	13,765	80	(13,845)	57
Payment of deferred financing costs	(22)	—	—	—	(22)
Dividends paid	—	(13,685)	—	13,685	—
Principal payments under capital lease obligations	—	(519)	—	—	(519)
Net intercompany loans	24,637	—	12,976	(37,613)	—

Net cash used in financing activities	20,827	(13,359)	13,056	(37,773)	(17,249)

Net increase (decrease) in cash and cash equivalents	(1,527)	(39)	—	—	(1,566)
Cash and cash equivalents, beginning of period	212,411	39	—	—	212,450

Cash and cash equivalents, end of period	$210,884	$—	$—	$—	$210,884